UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :    May 20, 2008

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2008, we entered into a Letter Agreement with Ya Global Investments, L.P. (“Yorkville”)
by which warrants owned by Yorkville have been repriced and increased in quantity pursuant to an agreement entered into in February 2008 and previously reported on our Form 8-K that was filed on February 8, 2008.  The reset exercise price is $1.65 per share. The new quantity is 666,666 warrants.  Yorkville has agreed to exercise (the “Exercise”) these warrants for cash at such time as the American Stock Exchange approves the listing of additional shares for this transaction.  We anticipate approval from the American Stock Exchange within two weeks.  We anticipate receiving proceeds of $1,100,000 in cash when the Exercise occurs.  In connection with the Exercise, we will issue 666,666 shares of common stock (the “Offering”).

We anticipate that the issuance of common stock to Yorkville upon the Exercise will be a take down from our recent shelf registration statement on Form S-3 (SEC File No. 333-148287).  We will, pursuant to Rule 424(b) under the Securities Act of 1933, file with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the Offering.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1.  The legal opinion in connection with the prospectus supplement is attached hereto as Exhibit 5.1.

Item 8.01	Other Events

This Form 8-K provides an exhibit of the unqualified legal opinion in connection with the shelf offering take down disclosed in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Legal opinion in connection with the shelf offering take down.

10.1	Letter Agreement with Yorkville

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed) _______________________________
Date: May 21, 2008
By: /s/ Kent Watts

Kent Watts, President, CEO